Locke Liddell & Sapp LLP
                                Attorneys & Counselors
2200 Ross Avenue                                                  (214) 740-8000
Suite 2200                                                   Fax: (214) 740-8800
Dallas, Texas  75201-6776     Austin  Dallas  Houston  New Orleans
                                                            www.lockeliddell.com


                                                                     EXHIBIT 8.1
                                                                     -----------



                                  June 20, 2001


Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive,  Suite  300
Houston,  Texas  77008

Re: $500,000,000 Aggregate Offering Price of Securities of Weingarten Realty Investors

Ladies  and  Gentlemen:

     We have acted as tax counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Company") in connection with the registration statement on Form S-3 being filed by you in connection with the registration of the above-referenced securities with the Securities and Exchange Commission, and the accompanying prospectus (as the same may be amended or supplemented from time to time, the "Registration Statement"). This opinion relates to certain federal income tax matters in connection with the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

     For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as we have deemed relevant or necessary, including:

     1. The Restated Declaration of Trust of the Company and the Bylaws of the Company;

     2.     The  Registration  Statement  filed  therewith;  and

     3. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and statements contained therein.

     This opinion is also subject to and conditioned upon representations contained in a written tax representation letter executed by officers of the Company (the "Tax Representation Letter"). The initial and continuing truth and accuracy of the representations contained in the Tax Representation Letter constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations.

     In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinion is conditioned upon the correctness of, the following:

     1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents;

     2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents;

     3. All representations and statements set forth in such documents are true and correct;

     4. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

     5. All covenants contained in the Tax Representation Letter will be performed without waiver or breach of any provision thereof.


To the best of our knowledge, no material facts or circumstances have come to our attention that are contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.


     We have further assumed the accuracy of the statements and descriptions of the Company's intended activities as described in the Registration Statement and that the Company will operate in accordance with the method of operation described in the Registration Statement.


     Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth therein, we are of opinion that the Company qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year ended December 31, 1985 and all years thereafter through the taxable year ended December 31, 2000, the Company is organized and its manner of operation is in conformity with the requirements for qualification and taxation as a REIT as of the date of the Registration Statement and that the Company's proposed manner of operation and diversity of equity ownership should enable the Company to continue to satisfy the requirements for qualification as a REIT for the calendar year 2001 if the Company operates in accordance with the methods of operation described in the Registration Statement and the Prospectus, including the representations in the Tax Representation Letter concerning the Company's intended method of operation.


     In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions only represent our best judgment and are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

     2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

     3. Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

     4. The Company's qualification and taxation as a REIT depend upon the Company's ability to satisfy through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

     5. The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and facts stated in the Tax Representation Letter and other documents described herein. We undertake no obligation to review at any time in the future whether the Company has fulfilled the requirements listed in this paragraph 4 and, consequently, no assurance can be given that the actual results of the Company's operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT.

     6. In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

     This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person other than your investors or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the reference to us under the caption "Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                         Very  truly  yours,

                                         LOCKE  LIDDELL  &  SAPP  LLP

                                         By:  /s/  Ronald  Kalteyer
                                            ----------------------------
                                         Ronald  Kalteyer